Exhibit (a)(4)

LETTER TO CLIENTS
                                    TXU CORP.
                           OFFERS TO PURCHASE FOR CASH
         ALL OUTSTANDING FLOATING RATE CONVERTIBLE SENIOR NOTES DUE 2033
            FOR SUCH PRICE AS IS DESCRIBED IN THE OFFER TO PURCHASE

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  THIS OFFER WITH RESPECT TO FLOATING RATE CONVERTIBLE SENIOR NOTES DUE 2033 AND
  YOUR RIGHT TO WITHDRAW FROM THIS OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME ON OCTOBER 13, 2004, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE").
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                                                              September 15, 2004

To Our Clients who are Beneficial Owners of Floating Rate Convertible Senior Notes due 2033 (CUSIP Nos. 873168 AD 0 and 873168 AE 8) (the "Convertible Notes"):

Enclosed for your consideration is the Offer to Purchase for Cash, dated September 15, 2004 (the "Offer to Purchase") and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by TXU Corp., a corporation organized under the laws of Texas ("TXU"), to purchase for cash the Convertible Notes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal enclosed herewith. Only Convertible Notes validly tendered and not properly withdrawn will be purchased.

A TENDER OF YOUR CONVERTIBLE NOTES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR CONVERTIBLE NOTES HELD BY US FOR YOUR ACCOUNT.

Accordingly, please use the attached Instruction Form to instruct us as to whether you wish us to tender any or all of the Convertible Notes we hold for your account on the terms and subject to the conditions of the Offer.

         I.   WE CALL YOUR ATTENTION TO THE FOLLOWING:

         1. The Offer and withdrawal rights will expire at midnight, New York City time on Wednesday, October 13, 2004, unless TXU extends the Tender Offer.

         2. TXU is offering to purchase any and all of its outstanding Convertible Notes.

         3. Neither the management of TXU nor its board of directors, the co-dealer managers, the depositary, the information agent or their respective affiliates make any recommendation to any holder of any of the Convertible Notes as to whether to tender any such Convertible Notes or not. TXU has not authorized any person to make any such recommendation. Holders of the Convertible Notes should carefully evaluate all information in the offers, consult their own investment and tax advisors, and make their own decisions about whether to tender such Convertible Notes and, if so, how many Convertible Notes to tender.

         4. If you wish to have us tender any or all of your Convertible Notes, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Convertible Notes, we will tender all such Convertible Notes unless you specify otherwise on the attached Instruction Form.

         5.   There will be no guaranteed delivery procedures.

PLEASE FORWARD YOUR INSTRUCTION FORM TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR CONVERTIBLE NOTES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Convertible Notes residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.


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


         II.  INSTRUCTION FORM

INSTRUCTIONS FOR TENDER OF FLOATING RATE CONVERTIBLE SENIOR NOTES DUE 2033

By signing this instruction form you acknowledge receipt of our letter and the enclosed Offer to Purchase, and the Letter of Transmittal in connection with the Offer by TXU to purchase Convertible Notes in such amount and for such price as is described in the Offer to Purchase. The offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal, which, as each may be amended or supplemented from time to time, together constitute the Offer.

This will instruct us to tender to TXU on your behalf, the aggregate principal amount of Convertible Notes indicated below (or if no number is indicated below, all Convertible Notes) which are beneficially owned by you but registered in our name, upon the terms and subject to the conditions of the Offer.

Aggregate Principal Amount of Floating Rate Convertible Senior Notes due 2033 to be tendered:___________

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING OWNER OF CONVERTIBLE NOTES. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.


Name:________________________________     Address:______________________________
                                          ______________________________________
Signature:___________________________     ______________________________________

Printed name (if signatory is not the     Telephone Number:
beneficial owner):
_____________________________________     ______________________________________

Title or Capacity (if signatory is not    Tax ID or Social Security Number:
the beneficial owner):
_____________________________________     ______________________________________

Date Executed:

_____________________________________

THIS FORM MUST BE RETURNED TO THE BENEFICIAL OWNER'S BANK OR BROKER AND NOT TO THE DEPOSITARY, WITH SUFFICIENT TIME FOR THE BENEFICIAL OWNER'S BANK OR BROKER TO INSTRUCT THE DEPOSITARY TO EXECUTE THE ABOVE TRANSACTIONS PRIOR TO THE EXPIRATION DATE.


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